SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 19, 2003
Date of Report
(Date of earliest event reported)

MARINER HEALTH CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware

(State or Other Jurisdiction of Incorporation)

0-49813 (Commission File Number)	74-2012902 (IRS Employer Identification No.)

One Ravinia Drive, Suite 1500 Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

(678) 443-7000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On December 22, 2003, Mariner Health Care, Inc. (“Mariner”) issued a press release announcing that on December 19, 2003 Mariner closed on its previously announced offering of $175 million aggregate principal amount of 8.25% Senior Subordinated Notes due 2013 (the “Notes”) and new $225 million senior credit facility, which includes a $135 million term loan and $90 million revolving line of credit. The Notes have not been registered under the Securities Act of 1933 (the “Act”). Accordingly, the Notes may not be offered or sold in the U.S. or to U.S. persons absent registration or an applicable exemption from registration under the Act and applicable state securities laws. A copy of Mariner’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC

Date: December 22, 2003	By: /s/ Michael E. Boxer

Michael E. Boxer Executive Vice President and Chief Financial Officer